UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under Rule 14a-12

LOGMEIN, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Filed by LogMeIn, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: LogMeIn, Inc.

Commission File No.: 001-34391

This filing relates to the proposed merger (the “Merger”) of LogMeIn, Inc., a Delaware corporation (“LogMeIn”), and Logan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Logan Parent, LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 17, 2019, by and among LogMeIn, Parent and Merger Sub (the “Merger Agreement”).

The following email was sent to certain employees of LogMeIn, Inc. on December 17, 2019

Introduction:

Over the past few years, LogMeIn has achieved growth, winning over millions of customers, attracting thousands of talented employees, and expanding our portfolio of market-defining products to solve our customers’ most essential IT and business needs. We believe our future partnership with Francisco Partners and Evergreen Coast Capital Corporation, experienced, growth-oriented investors, will position us to help customers better address the essential needs of their modern workforce, while unlocking our team’s ability to take a customer-centric and long-term view of our investments and our business.

We have developed FAQs to help guide your conversations with current and prospective customers who ask about the transaction.

Customers:

1.	How will our customers benefit from this transaction?

•

We believe that our future partnership with Francisco Partners and Evergreen Coast Capital, experienced, growth-oriented investors, will position us to help customers better address the essential needs of their modern workforce, while unlocking our team’s ability to take a customer-centric and long-term view of our investments and our business.

2.	Why should we continue to give you our business?

•	LogMeIn has an amazing product portfolio and well-regarded brands.

•	We believe this transaction will put us and our customers in a great future position where we can focus on helping our customers solve their most essential IT and business needs.

•

As we embark on this journey, customers should expect that their products will continue to be supported and that we have the best teams and the best platforms focused on solving their current and future needs.

3.	Will I still be able to purchase all of the products LogMeIn sells?

•	Yes. This announcement does not change anything about our portfolio.

4.	Will the prices of LogMeIn’s products be affected by the transaction?

•	Product pricing is based on a number of macroeconomic factors and is designed to ensure we can deliver our customers value for the products they purchase.

•	We expect to continue to approach how we price our products in a careful, thoughtful manner based on the value they provide to the market.

5.	Will LogMeIn customers see any disruption in service because of the transaction?

•	No, we do not anticipate any disruption in service because of the transaction.

•

As we embark on this journey, customers should expect that their products will continue to be supported and that we have the best teams and the best platforms focused on solving their current and future needs.

6.	Q: Who is Francisco Partners?

•	Francisco Partners is a leading global private equity firm, which specializes in investments in technology and technology-enabled services businesses.

•

Since its launch over 17 years ago, Francisco Partners has raised approximately $10 billion in capital and invested in more than 90 technology companies, making it one of the most active and longstanding investors in the technology industry.

•	Francisco Partners invests in transactions where the firm’s deep sectoral knowledge and operational expertise can help companies realize their full potential.

7.	Q: Who is Elliott/Evergreen Coast Capital?

•

Elliott manages multi-strategy hedge funds and is one of the oldest firms of its kind under continuous management, having achieved a long-term, risk-adjusted performance record of consistent positive return. Its private equity affiliate, Evergreen Coast Capital, focuses on investments in software and technology-enabled services businesses.

•

The firm is led by private equity industry veterans who have broad experience within the infrastructure software and enterprise security sectors, including investments in BMC and Micro Focus, which will allow the firm to be a valuable partner for the LogMeIn management teams.

8.	As a customer/business partner, whom do I contact if I have questions about the transaction?

•	We plan to continue to communicate additional relevant information as it becomes available and is made public. In the meantime, you can learn more about the announcement on our website.

9.	Should I continue to contact my normal LogMeIn contact?

•

LogMeIn customers should continue to contact LogMeIn Sales and Support for LogMeIn products and solutions. Until this transaction is closed, LogMeIn remains an independent company and will continue to operate its respective businesses as usual.

•	Following completion of the transaction, we will communicate with you should there be any changes that impact you and our relationship with you.

ADDITIONAL QUESTIONS

10.	What will happen to the current LogMeIn leadership team?

•

With this transaction, LogMeIn gains the support of owners and investors that believe in the company’s vision, plan and management, and share a commitment to maximizing the independent value of LogMeIn’s growth assets and its highly popular core assets

•	Our future investment partners look forward to working with our leadership to support and execute LogMeIn’s strategic growth plan.

11.	What should I do during the pre-close period?

•	Until the transaction closes, we will remain a standalone public company focused on our customers as we continue to operate our business independently.

•

It’s important to note that this proposed transaction is anticipated to close in mid-2020 and is subject to shareholder approval, regulatory approvals and other customary closing conditions. Until the closing, LogMeIn remains an independent, publicly traded company and we are committed to delivering the same high-level support, innovation and reliability our customers have come to expect.

12.	How will our customers and partners be notified?

•	We have a communications plan in place to contact our key stakeholders and ensure they understand this deal, its potential in the future and our continued near-term competitive focus.

13.	What should I tell my customers and partners?

•

For now, it is business as usual. We will remain focused on our customers/vendors as we continue to operate our business independently and we are excited about what this transaction will mean for the long term. If you receive any questions or concerns from your customers/vendors and are not sure how to address them, please contact Mike Bettencourt.

14.	What should I do if a customer asks a question I don’t have the answer to?

•

If you receive a question that you do not have the answer to, it is very important that you do not speculate or make up an answer. Please reach out to your supervisor/manager if you have questions or need additional information and politely tell your customer that you will find the answer for them.

15.	Will anything change about how we do business with our customers/partners?

•	Until the transaction closes, we will remain focused on our customers as we continue to operate our business independently.

16.	If customers or partners want more information about the news, where should I direct them?

•

Information about the transaction can be found in the press release and related public filings, which will be available at the Investor Relations section of the LogMeIn website. The LogMeIn blog is also a great spot to direct customers and partners to for further information. As information becomes available through this process, we intend to communicate consistently with all of our key stakeholders.

17.	What if someone from the media calls me to ask questions?

•

You should continue to follow our company’s media policy and protocol. If a member of the media contacts you, indicate that you are not a spokesperson for the company and refer that person to Craig VerColen in Corporate Communications [press@logmein.com].

18.	What if a shareholder, analyst or financial institution calls me to ask questions about the merger?

•

You should not provide information. If a member of the financial community, a stockholder, or anyone from a bank contacts you, indicate that you are not a spokesperson for the company and refer that person to Rob Bradley in Investor Relations

19.	Who can we contact if we need additional information?

•

Please feel free to reach out to your supervisor/manager if you have questions or need additional information. If you receive any questions or concerns from your customers/vendors and are not sure how to address them, please contact Mike Bettencourt.

About LogMeIn

LogMeIn, Inc. (Nasdaq: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communication & collaboration, identity & access management, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, South America, Europe, Asia and Australia.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LogMeIn, Inc. (the “Company”). In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents (when available) may be obtained free of charge by directing a request to InvestorRelations@LogMeIn.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019, and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company’s stockholders’ approval of the transaction; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.logmeininc.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.